Exhibit 99.3

ADURO BIOTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 30, 2015, Aduro Netherlands Coöperatief U.A., a wholly-owned subsidiary of Aduro Biotech, Inc. (“Aduro” or the “Company”), acquired the outstanding shares of BioNovion Holding B.V. (“BioNovion”) (the “Acquisition”). BioNovion was subsequently renamed Aduro Biotech Holdings, Europe B.V. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 are presented as if the Acquisition had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred on September 30, 2015. The unaudited pro forma condensed combined financial statements presented herein are based on the historical financial statements of Aduro and BioNovion using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes. In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with the:

•	Separate audited historical financial statements of Aduro as of and for the year ended December 31, 2014, and the related notes, included in the Registration Statement on Form S-1 that was declared effective by the Securities and Exchange Commission (“SEC”) on April 14, 2015;

•	Separate unaudited historical condensed financial statements of Aduro as of and for the nine months ended September 30, 2015 and the related notes, included in the Quarterly Report on Form 10-Q for the period ended September 30, 2015 filed by Aduro with the SEC;

•	Separate audited historical financial statements of BioNovion as of and for the year ended December 31, 2014, and the related notes included in Exhibit 99.1 of this Current Report on Form 8-K/A; and

•	Separate unaudited historical condensed financial statements of BioNovion as of September 30, 2015 and for the nine month periods ended September 30, 2015 and 2014 and the related notes included in Exhibit 99.2 of this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Acquisition. The unaudited pro forma condensed combined financial statements also do not include any future integration costs. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that would have been realized had Aduro and BioNovion been a combined company during the specified periods. There were no transactions between Aduro and BioNovion during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2015

(in thousands)

	Historical Aduro	Historical BioNovion	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash	$180,991	$4,698	$(21,445)	(a)	$164,244
Short-term marketable securities	264,957	—			264,957
Accounts receivable, net of allowances	3,147	581			3,728
Prepaid expenses and other current assets	3,494	27			3,521

Total current assets	452,589	5,306	(21,445)		436,450
Long-term marketable securities	2,464	—			2,464
Property and equipment, net	2,454	847			3,301
Intangible assets and goodwill	—	—	31,208	(b)	38,255
			7,047	(m)
Other assets	347	—	98	(m)	445

Total assets	$457,854	$6,153	$16,908		$480,915

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,413	$265	$—		$4,678
Accrued clinical trial and manufacturing expenses	4,886	—			4,886
Accrued expenses and other liabilities	4,069	95	1,451	(c)	5,615
Deferred revenue, current	19,732	2,869	(2,869)	(d)	19,732
Contingent consideration, current	—	—	3,444	(e)	3,444

Total current liabilities	33,100	3,229	2,026		38,355
Contingent consideration	—	—	413	(e)	413
Deferred revenue	181,481	—			181,481
Deferred rent	56	—			56
Deferred tax liability			7,145	(m)	7,145

Total liabilities	214,637	3,229	9,584		227,450

Stockholders’ equity:
Common stock	6	67	(67)	(f)	6
Additional paid-in capital	347,088	—	11,699	(g)	358,787
Accumulated other comprehensive income (loss)	75	(85)	85	(f)	75
(Accumulated deficit) retained earnings	(103,952)	2,942	(2,942)	(f)	(105,403)
			(1,451)	(c)

Total stockholders’ equity	243,217	2,924	7,324		253,465

Total liabilities and stockholders’ equity	$457,854	$6,153	$16,908		$480,915

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2015

(in thousands, except share and per share amounts)

	Historical Aduro	Historical BioNovion	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue
Collaboration and license revenue	$37,581	$6,065	$—		$43,646
Grant revenue	1,022	—			1,022

Total revenue	38,603	6,065			44,668
Operating expenses:
Research and development	35,992	2,487	464	(h)	39,680
			333	(i)
			404	(j)
General and administrative	19,000	1,605	464	(h)	20,559
			333	(i)
			(843)	(l)

Total operating expenses	54,992	4,092	1,155		60,239

(Loss) Income from operations	(16,389)	1,973	(1,155)		(15,571)
Loss from remeasurement of fair value of warrants	(26,077)	—			(26,077)
Interest income, net	156	43			199
Other income (expense), net	1	(70)			(69)

(Loss) Income before provision for income taxes	$(42,309)	$1,946	$(1,155)		$(41,518)
Provision (benefit) for income taxes	—	—	(101)	(m)	(101)

Net (loss) income	$(42,309)	$1,946	$(1,054)		$(41,417)

Net loss per common share, basic and diluted	$(1.09)				$(1.06)

Weighted-average shares used in computing net loss per common share, basic and diluted	38,674,889		499,317	(k)	39,174,206

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2014

(in thousands, except share and per share amounts)

	Historical Aduro	Historical BioNovion	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue
Collaboration and license revenue	$13,038	$6,555	$—		$19,593
Grant revenue	351	—			351

Total revenue	13,389	6,555			19,944
Operating expenses:
Research and development	23,513	1,692	3,683	(h)	29,974
			444	(i)
			642	(j)
General and administrative	8,994	1,754	737	(h)	11,929
			444	(i)

Total operating expenses	32,507	3,446	5,950		41,903

(Loss) Income from operations	(19,118)	3,109	(5,950)		(21,959)
Gain on extinguishment of convertible promissory notes	3,553	—			3,553
Interest income (expense), net	(2,395)	20			(2,375)
Other income, net	946	284			1,230

(Loss) Income before provision (benefit) for income taxes	(17,014)	3,413	(5,950)		(19,551)
Provision (benefit) for income taxes	—	—	(161)	(m)	(161)

Net (loss) income	$(17,014)	$3,413	$(5,790)		$(19,390)

Net loss per common share, basic and diluted	$(53.06)				$(25.12)

Weighted-average shares used in computing net loss per common share, basic and diluted	320,686		451,346	(k)	772,032

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On October 30, 2015, Aduro Netherlands Coöperatief U.A., a wholly-owned subsidiary of the Company, acquired the outstanding shares of BioNovion (the “Acquisition”) in exchange for cash and the Company’s common stock for an aggregate purchase price of $37.0 million. BioNovion was subsequently renamed Aduro Biotech Holdings, Europe B.V. BioNovion is a privately-held company based in the Netherlands that specializes in immune oncology antibody discovery.

The unaudited pro forma condensed combined balance sheet at September 30, 2015 gives effect to the Acquisition as if it had occurred on September 30, 2015. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014 are presented as if the Acquisition had occurred on January 1, 2014.

The unaudited pro forma condensed combined financial information is based upon the historical financial statements of Aduro and BioNovion and certain adjustments which we believe are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The pro forma financial data included herein was prepared using the acquisition method of accounting for the business combination. The fair value amounts assigned to the identifiable assets acquired and liabilities assumed are considered preliminary at this time. However, we believe that the preliminary determination of fair value of acquired assets and assumed liabilities and other related assumptions utilized in preparing the pro forma financial data provide a reasonable basis for presenting the pro forma effects of the Acquisition. The pro forma financial data for the year ended December 31, 2014 includes Aduro’s actual results for that period and does not give effect to Aduro’s initial public offering that occurred in 2015.

Acquisition of BioNovion

The Acquisition was accounted for using the acquisition method of accounting with the Company treated as the accounting acquirer. At the date of acquisition, the purchase price was preliminarily allocated to the assets acquired and liabilities assumed based on the estimated fair market values, and is subject to change. Any change to the initial estimates of the fair value of the assets and liabilities assumed will be allocated to goodwill.

The acquisition consideration is denominated in Euros and has been translated into U.S. dollars (“USD”) using the Euro/USD exchange rate at September 30, 2015, the deemed acquisition date for the pro forma condensed combined balance sheet. The acquisition consideration was comprised of (in thousands):

Cash(1)	$21,445
Stock	11,699
Fair value of Contingent Purchase Price	3,857

Total acquisition consideration	$37,001

(1)	The cash portion of the acquisition consideration is comprised of an upfront cash amount of $16.3 million, BioNovion’s closing cash balance at September 30, 2015 of $4.7 million and a working capital adjustment of $0.5 million based on BioNovion’s closing working capital balances at September 30, 2015. The balance of the cash portion of the acquisition consideration will be different from the cash paid upon the closing of the Acquisition due to the difference in the deemed acquisition date (September 30, 2015 as opposed to October 30, 2015) and the Euro/USD exchange rate.

The Company will pay additional consideration (“Contingent Purchase Price”) upon the achievement of certain development milestones associated with specified BioNovion antibody product candidates. The fair value of the Contingent Purchase Price of $3.9 million was estimated based on the risk-adjusted present value of the amount payable.

Under the acquisition method of accounting, identifiable assets and liabilities of BioNovion, including identifiable intangible assets, were recorded based on their estimated fair values as of the effective time of the Acquisition. Tangible assets and liabilities were valued at their respective carrying amounts. Management believes that these amounts approximate their current fair values as of the deemed acquisition date of September 30, 2015.

Identifiable intangible assets acquired include license and research agreements and in-process research and development. The fair value of intangible assets is based on management’s preliminary valuation as of the deemed acquisition date of September 30, 2015:

•	License agreement: BioNovion has a license and research agreement with a third party for the development of clinical candidates. Under this agreement, BioNovion received an upfront fee of $15.0 million in 2014. The Company is eligible to receive future contingent payments, including a $2.0 million research milestone, up to $312.0 million in potential development milestone payments for each of two product candidates, and up to $135.0 million in commercial and net sales milestones for each of two products. In addition, the Company is eligible to receive royalties in the mid-single digits to low teens based on net sales of the products. Management estimated that $11.0 million represents the fair value of this license and research agreement. The fair value of this agreement was determined using the income approach, which was based on forecasts prepared by management. The fair value of the license and research agreement is capitalized as an intangible asset as of the closing date of the Acquisition and is being amortized on a straight-line basis over the expected remaining term of 20 years.

•	In-process research and development: In-process research and development (“IPR&D”) represents incomplete research and development projects at BioNovion. Management estimated that $17.6 million of the acquisition consideration represents the fair value of acquired IPR&D. The fair value of IPR&D was determined using the income approach, which was based on forecasts prepared by management. The fair value of the IPR&D was capitalized as of the closing date of the Acquisition and is subsequently accounted for as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the closing date, these assets will not be amortized but will be subject to periodic impairment testing. Upon successful completion of the development process for the acquired IPR&D projects, determination of the useful life of the asset will be made and amortization of the asset would begin over its remaining estimated useful life.

Goodwill, which represents the purchase price in excess of the fair value of net assets acquired, is not expected to be deductible for income tax purposes. Goodwill will not be amortized but will be tested for impairment at least annually or whenever certain indicators of impairment are present. If, in the future, it is determined that goodwill is impaired, an impairment charge would be recorded at that time. There are a number of factors contributing to the amount of goodwill, including BioNovion’s workforce, presence in Europe, and the expectation that the acquisition of BioNovion will create synergies which will provide future value.

The fair value of the assets acquired and liabilities, assuming the Acquisition had closed on September 30, 2015, are summarized below (in thousands). These amounts are preliminary and subject to change. Any change to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill.

Cash	$4,698
Accounts receivable	581
Prepaid expenses and other assets	27
Property and equipment, net	847
Deferred tax asset	98
Intangible assets and goodwill	38,255
Accounts payable	(265)
Accrued liabilities	(95)
Deferred tax liability	(7,145)

Total net assets acquired	$37,001

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible and intangible assets and liabilities of BioNovion to reflect the preliminary estimate of their fair values, and to reflect the impact on the statements of operations of the Acquisition as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To record the cash payment made by the Company at the closing of the Acquisition.

(b)	To record goodwill and the estimated fair value of BioNovion’s identifiable intangible assets acquired.

(c)	To record transaction costs incurred by the Company subsequent to September 30, 2015.

(d)	To write-off BioNovion’s deferred revenue as the fair value of future service obligations is nil.

(e)	To record Contingent Purchase Price of the Acquisition.

(f)	To record the elimination of BioNovion’s equity consisting of common stock, accumulated other comprehensive income (loss) and retained earnings.

(g)	To record the issuance of 425,722 shares of the Company’s common stock at fair value at the closing of the Acquisition.

(h)	To record stock-based compensation expense for the vested portion of 271,584 shares of the Company’s common stock issued to former BioNovion executives at the closing of the Acquisition. These shares vest over a period ranging between one to four years and require future services by the executives.

(i)	To record stock-based compensation expense for options to purchase Aduro common stock granted to former BioNovion executives that joined Aduro as part of the acquisition. The shares vest over a period of four years and require future services by the executives.

(j)	To record amortization expense of the intangible assets acquired in the Acquisition.

(k)	To record the issuance of 425,722 shares of the Company’s common stock at closing of the Acquisition and the weighted average number of shares issued to former BioNovion executives that vested during the period.

(l)	To eliminate transaction costs recorded in the statement of operations for the nine months ended September 30, 2015.

(m)	To record tax benefit for pro forma adjustments related to intangible asset amortization. The transaction costs and stock-based compensation, which are for foreign employees, give rise to a permanent tax difference that offsets the pro forma expense adjustment.

3. Non-recurring Transaction Costs

The Company and BioNovion have incurred, and the Company will continue to incur, certain non-recurring transaction expenses in connection with the Acquisition. Non-recurring transaction expenses incurred were $0.8 million during the nine months ended September 30, 2015 and are reflected as an adjustment to reduce general and administrative expenses in the pro forma condensed combined statement of operations, as they are non-recurring and directly attributable to the Acquisition. The pro forma condensed combined balance sheet as of September 30, 2015 includes an adjustment of $1.5 million to accrued liabilities for transaction expenses incurred by the Company and BioNovion subsequent to September 30, 2015 (see Note 2, Pro Forma Adjustments above). These transaction expenses are not reflected in the pro forma condensed combined statement of operations for the nine months ended September 30, 2015, as they are not expected to have a continuing impact on operations.